                                                         Exhibit No. EX-99.d.2.h

                                     FORM OF

                             SUB-ADVISORY AGREEMENT

     AGREEMENT dated this ____ day of  ____________,  2006, among DFA INVESTMENT
DIMENSIONS  GROUP INC., a Maryland  corporation  (the "Fund"),  DIMENSIONAL FUND
ADVISORS INC., a Delaware  corporation  ("DFA"),  and DFA AUSTRALIA  LIMITED,  a corporation organized under the laws of New South Wales ("DFA Australia").

     WHEREAS,  DFA is the investment  advisor to all the portfolios of the Fund, including the Emerging Markets Social Core Portfolio (the "Portfolio"); and

     WHEREAS,  the Portfolio  invests in securities of issuers  associated  with emerging markets designated by the Investment  Committee of DFA, as categorized, defined, and limited in accordance with the Fund's prospectus; and

     WHEREAS,  DFA Australia  personnel have expertise in certain business areas pertinent to the  business  operations  of the  Portfolio  and the  selection of brokers or dealers and the execution of trades with respect to emerging  markets equity stocks; and

     WHEREAS,  DFA wishes to retain DFA Australia as sub-advisor with respect to the Portfolio,  and DFA Australia  wishes to act as sub-advisor,  upon the terms hereinafter set forth.

     NOW,  THEREFORE,  in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1. Services to Be Performed. DFA hereby employs, subject to approval by the
Board of Directors of the Fund and supervision by DFA, DFA Australia to furnish, at DFA  Australia's  expense,  the services  described below with respect to the
Portfolio:

     a.   DFA Australia  shall have the authority and  responsibility  to select brokers  or  dealers  to  execute  purchases  and  sales  of  eligible securities for the Portfolio.  Such authority and responsibility shall include,  without limitation,  (i) providing  investment and ancillary services for the Advisor and  determining  the best and most efficient means of purchasing and selling such portfolio  securities in order to receive best price and  execution,  and (ii)  allocating  trades among brokers and  dealers,  including  any  affiliate of the Fund or of any investment advisor or affiliate thereof,  subject to Section 17 of the
          Investment  Company Act of 1940 (the "1940 Act").  In carrying out its obligations  hereunder,  DFA  Australia  will  act  with a view to the
          Portfolio's  objectives,  as  set  forth  in the  Fund's  registration statement,  and  otherwise  communicated  to  DFA  Australia  by  DFA, including  the  objectives  of receiving  best price and execution for portfolio  transactions and of causing as little price  fluctuation as possible.  DFA  Australia  shall not receive any  commission or rebate from any  broker or dealer to whom it  allocates  trades  nor shall it receive any  commission  from DFA based upon the allocation of trades.
          DFA will  advise DFA  Australia  of changes in the Fund's  Articles of
          Incorporation, By-Laws, and registration statement, and any objectives not  appearing  therein,  as they may be relevant  to DFA  Australia's performance  under this  Agreement.  DFA will furnish to DFA Australia reports on cash  available for  investment  and needed for  redemption payments.  DFA shall be  responsible  to the Board of Directors of the
          Fund for the  preparation  of  schedules  of  securities  eligible for purchase and sale by the Portfolio ("execution schedules"),  and shall prepare  such  schedules  on at least a  semi-annual  basis,  it being understood  that DFA may  consult  with DFA  Australia  in  connection therewith,  and may delegate to DFA Australia the  preparation of such schedules.  On at  least a  semi-annual  basis,  DFA will  review  the
          Portfolio's  holdings,  make,  itself  or  in  consultation  with  DFA
          Australia,  any necessary adjustments to the execution schedules,  and review the securities trading process and executions. DFA Australia is authorized  to have orders  executed for more or fewer shares than set forth on the  execution  schedules  when market  conditions  and other factors  permit or  require,  provided  that such  variances  from the execution  schedules are within the parameters  agreed to by DFA, from time to time, or in specific  cases.  DFA  Australia  shall report the results  of all  trading  activities  and all such  other  information relating  to  portfolio  transactions  for  the  Portfolio  as DFA may reasonably  request,  on a daily  basis  to DFA and any  other  entity designated by DFA, including, without limitation, the custodian of the
          Fund. DFA Australia shall review and coordinate its agency trading and execution strategies, practices, and results with DFA as frequently as reasonably requested.

     b.   DFA Australia shall maintain, and periodically review with DFA and the
          Fund, policies and procedures necessary to ensure the effectiveness of on-line  communications  systems  between DFA Australia,  DFA, and the
          Fund.

     c.   DFA  Australia  shall  periodically  provide DFA with data  concerning certain  emerging  markets,  and it shall  maintain and provide to DFA current  financial  information  with  respect  to  specific  emerging markets equity stocks on the execution schedules.  DFA Australia shall also furnish DFA with advice and information  regarding  securities of
          emerging   markets   companies   and  shall   provide  DFA  with  such
          recommendations  in  connection  with the  investment  therein  by the
          Portfolio as DFA Australia shall deem necessary and advisable in light of the investment objective and policies of the Portfolio.

     2. Compensation.  For the services provided by DFA Australia hereunder, DFA shall  pay DFA  Australia  a fee equal to £  _______  per year,  to be paid on a quarterly  basis.  In the event that this  Agreement is terminated at other than quarter-end, the fee for such quarter shall be prorated.

     3. Liability of DFA Australia. Except as provided by the next sentence, DFA
Australia  shall not be liable  for any error of  judgment  or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates,  except loss resulting from willful  misfeasance,  bad faith,  or gross negligence on the part of DFA Australia in the  performance  of its  obligations and duties, or by reason of its reckless disregard of its obligations and duties under this  Agreement.  The  foregoing  sentence does not apply to any liability which  DFA  Australia  or any  affiliate  thereof  may have  arising  out of the execution by it of portfolio transaction for the Fund.

     4. Term. This Agreement shall become  effective on  ____________,__,  2006, and shall remain in effect until ____________, 2008, unless sooner terminated as hereinafter  provided and shall continue in effect from year to year thereafter, but  only so long  as  such  continuance  is  specifically  approved,  at  least annually,  by: (a) the vote of a majority  of the Fund's  directors,  or (b) the vote of a majority of the outstanding  voting  securities of the Portfolio,  and
(c) the  vote of a  majority  of those  directors  who are not  parties  to this
Agreement or  interested  persons of any such party  (except as directors of the
Fund)  cast in person  at a meeting  called  for the  purpose  of voting on such approval.  The  terms  "interested  persons"  and  "vote  of a  majority  of the outstanding voting securities" shall have the meanings respectively set forth in
Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     This  Agreement  may be  terminated by DFA or by DFA Australia at any time, without penalty,  on ninety (90) days' written notice to the other party hereto, and may also be terminated at any time without penalty by the Board of Directors of the Fund or by vote of the  holders of a majority of the  outstanding  voting securities of the Portfolio on sixty (60) days' written  notice to DFA Australia by the Fund.

     This  Agreement  shall   automatically   terminate  in  the  event  of  its
assignment.  The term  "assignment"  for this purpose shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

     This Agreement shall automatically  terminate with respect to the Portfolio in the event that the Investment  Advisory  Agreement for the Portfolio  between
DFA and the Fund is terminated, assigned, or not renewed.

     5. DFA Australia will promptly notify DFA and the Fund of any change in the composition of its Board of Directors.

     6. Notice.  Any notice under this Agreement shall be in writing,  addressed and delivered or mailed,  postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices.

     IN WITNESS  WHEREOF,  DFA,  DFA  Australia,  and the Fund have  caused this
Agreement to be executed as of the day and year above written.

                         DIMENSIONAL FUND ADVISORS INC.

                         By:
                               President

                         DFA AUSTRALIA LIMITED

                         By:
                               Vice President

                         DFA INVESTMENT DIMENSIONS GROUP INC.

                         By:
                               Chairman